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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2019

Luxfer Holdings PLC
(Exact name of registrant as specified in its charter)

England and Wales	001-35370	98-1024030
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Lumns Lane, Manchester	M27 8LN
(Address of principal executive offices)	(ZIP Code)

+44 (0) 161-300-0700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 10, 2019, Luxfer Holdings PLC (NYSE: LXFR) (“Luxfer”), Luxfer Neo Inc. (formerly known as 2671219 Ontario Inc., a subsidiary of Luxfer), and Neo Performance Materials, Inc. (“Neo”) entered into a termination letter (the “Termination Letter”) to mutually terminate the previously disclosed arrangement agreement (the “Arrangement Agreement”) and the transactions contemplated thereunder. The full text of the Termination Letter is filed as Exhibit 2.1 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Pursuant to the terms of the Termination Letter, Luxfer has agreed to terminate the Arrangement Agreement and reimburse Neo for its out-of-pocket expenses relating to the transactions contemplated by the Arrangement Agreement up to a maximum amount of US$3.5 million.

In accordance with their terms, the voting and support agreements with each of OPPS NPM S.À R.L and OPPS II NPM S.À R.L, shareholders of Neo, will also terminate upon termination of the Arrangement Agreement.

Item 8.01.	Other Events.

On March 10, 2019, Luxfer and Neo issued a joint press release announcing the termination of the Arrangement Agreement and the transaction contemplated thereunder. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Termination Letter, dated as of March 10, 2019, by and among Luxfer Holdings PLC, Luxfer Neo Inc. (formerly known as 2671219 Ontario Inc.), and Neo Performance Materials, Inc.

99.1	Joint Press Release of Luxfer Holdings PLC and Neo Performance Materials, Inc. dated March 10, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luxfer Holdings PLC (Registrant)

Date: March 11, 2019	By:	/s/ Jamie M. Savage
		Name:	Jamie M. Savage
		Title:	Authorized Signatory for and on behalf of Luxfer Holdings PLC